UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

BROADVIEW INSTITUTE, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-8505	41-0641789
(Commission File Number)	(IRS Employer
Identification No.)

8147 Globe Drive

Woodbury, Minnesota 55125

(Address of Principal Executive Offices and Zip Code)

(651) 332-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On March 30, 2015, Broadview Institute, Inc. (the “Company”) issued 4,500,000 shares of the Company’s Common Stock, $0.01 par value per share, to Terry L. Myhre (“Mr. Myhre”), the Company’s Chairman of the Board of Directors as well as a lender to and controlling shareholder of the Company. Mr. Myhre exercised rights under a previously-issued Warrant to purchase the shares and paid an aggregate exercise price of $2,225,000. The Company relied on Section 4(2) of the Securities Act of 1933 for exemption from securities registration requirements.

The March 30, 2015 transaction was executed largely due to the Company’s continued need for financial support from Mr. Myhre. The Company and Mr. Myhre have completed similar cash-infusing equity transactions during the past few fiscal years, primarily due to the Company’s deteriorating financial condition over this time period. The Company is subject to certain regulatory requirements surrounding its financial condition, and such transactions have enabled the Company to remain compliant, as well as to continue to meet its current financial obligations. The similar transactions noted above in recent years have exhausted the authorized shares of the Company that are available for issuance in consideration for such capital contributions from Mr. Myhre, so it was determined that the partial exercise of the outstanding Warrant was the most efficient manner for Mr. Myhre to provide additional funds.

Item 9.01     Exhibits:

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

None.

(c)	Exhibits:

10.1	Common Stock Purchase Warrant dated March 29, 2013 – incorporated by reference to Exhibit 9 to the Amendment No. 5 to the Schedule 13D filed by Terry L. Myhre on June 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2015

BROADVIEW INSTITUTE, INC.

By	/s/	Kenneth J. McCarthy
Kenneth J. McCarthy
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Common Stock Purchase Warrant dated March 29, 2013 – incorporated by reference to Exhibit 9 to the Amendment No. 5 to the Schedule 13D filed by Terry L. Myhre on June 25, 2013.